UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a planned reorganization of certain senior management positions, on September 19, 2023, Leslie's, Inc. and Leslie's Poolmart, Inc. (collectively the "Company" or "Leslie's"), announced that Paula Baker, Chief Revenue Officer, will cease to serve as the Company's Chief Revenue Officer effective immediately. Ms. Baker will remain an employee of the Company through December 15, 2023 (the "Separation Date," and the period from September 19, 2023 through the Separation Date, the "Transition Period") to advise on matters relating to the transition and provide other transition services. The Company and Ms. Baker entered into a transition agreement (the "Transition Agreement") on September 19, 2023 in connection with the cessation of her role as Chief Revenue Officer. Pursuant to the Transition Agreement, Ms. Baker will remain an employee of the Company through the Separation Date, unless her employment is terminated by either party prior to such date. Pursuant to the Transition Agreement, Ms. Baker's annual base salary will remain unchanged through September 30, 2023, and she will provide transition services through December 15, 2023. Ms. Baker will receive a cash payment of $35,000 on or before October 31, 2023 for the provision of transition services through the Separation Date, remain eligible to receive an annual bonus for the 2023 performance period and continue to participate in the Company's employee benefit plans through the Separation Date, but she will not be eligible to receive new equity awards under the Company's long-term equity incentive compensation program during the Transition Period or to participate in the Company's annual bonus opportunities for any fiscal year following 2023.

Subject to Ms. Baker's continued employment in good standing through the Separation Date, Ms. Baker's employment with the Company will conclude on such date and she will become entitled to the payments and benefits applicable on a termination without cause under the Company's Executive Severance Pay Plan, in accordance with and subject to the terms thereof, including the Company's receipt of an effective release of claims against the Company from Ms. Baker. The Executive Severance Pay Plan is filed as Exhibit 10.24 to the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 2022, filed with the Securities and Exchange Commission on November 30, 2022. The description of the Transition Agreement in this Item 5.02 is a summary only and is qualified in all respects by the provisions of the Transition Agreement filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Transition Agreement between the Company and Paula Baker with an effective date of September 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Regulation S-K, Item 601(a)(5), Exhibit A to the Transition Agreement has been omitted from this filing, as the attachment does not contain material information, and such information is not otherwise disclosed in the Transition Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESLIE'S, INC.

Date:	September 20, 2023	By:	/s/ Scott Bowman
Scott Bowman Chief Financial Officer